UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way Lexington, Kentucky	40511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 878-8889

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 23, 2016, Tempur Sealy International, Inc. (the “Company”) issued a press release announcing that it completed the redemption of all outstanding aggregate principal amount of its 6.875% senior notes due 2020 (the “2020 Notes”). The press release is being furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 23, 2016, the Company completed the redemption of all outstanding aggregate principal amount of the 2020 Notes (the “Redemption Date”). The 2020 Notes were governed by that certain Indenture, dated as of December 19, 2012 (the “2020 Indenture”), by and among the Company, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee. The 2020 Notes were redeemed for a redemption price of $1,062.80 per $1,000 principal amount, which was based on the remaining scheduled payments of principal thereof and a make whole premium for the early redemption of the 2020 Notes as determined in accordance with the 2020 Indenture. The Company also paid accrued and unpaid interest to the Redemption Date. The aggregate principal amount of the 2020 Notes redeemed was $375,000,000.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 23, 2016, titled “Tempur Sealy Completes Redemption of 6.875% Senior Notes due 2020”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUR SEALY INTERNATIONAL, INC. (Registrant)

Date: June 23, 2016	By:	/s/ Barry A. Hytinen
		Name:	Barry A. Hytinen
		Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 23, 2016, titled “Tempur Sealy Completes Redemption of 6.875% Senior Notes due 2020”